Exhibit 1.1

[●] Units

NORTHERN GENESIS ACQUISITION CORP. III

UNDERWRITING AGREEMENT

March [●], 2021

Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
TD Securities (USA) LLC

As Representatives of the several Underwriters listed

in Schedule I hereto

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

c/o TD Securities (USA) LLC
1 Vanderbilt Avenue

New York, New York 10017

Ladies and Gentlemen:

Northern Genesis Acquisition Corp. III, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (the “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”), Wells Fargo Securities, LLC (“Wells Fargo”), and TD Securities, LLC (“TD Securities”) are acting as representatives (the “Representatives”), an aggregate of [●] units of the Company (the “Underwritten Units”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] units (the “Additional Units”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such units granted to the Underwriters in Section 2 hereof. The Underwritten Units and the Additional Units are hereinafter collectively referred to as the “Public Units.”

Each Public Unit consists of one share of common stock, par value $0.0001 per share (the “Common Stock”), and one-quarter of one redeemable warrant, where each whole warrant entitles the holder to purchase one share of Common Stock (the “Warrant”). The shares of Common Stock included in the Public Units (the “Public Shares”) and the Warrants included in the Public Units (the “Public Warrants”) will not trade separately until the 52nd day following the date of the Prospectus (as defined below) (unless the Representatives inform the Company of their decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet and (c) the Company having issued a press release announcing when such separate trading will begin. No fractional Warrants will be issued upon separation of the Public Units, and only whole Warrants will trade. Each whole Warrant entitles its holder, upon exercise, to purchase one share of Common Stock at a price of $11.50 per share during the period commencing thirty days after the completion of the Company’s initial Business Combination (as defined below) and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or liquidation of the Company; provided, however, that pursuant to the Warrant Agreement (as defined below), a fractional Warrant may not be exercised, so that only a whole Warrant may be exercised at any given time by a holder thereof.

The Company has entered into an Investment Management Trust Agreement, dated the date hereof (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.2 to the Registration Statement (as defined below), pursuant to which proceeds from the sale of the Private Placement Warrants (as defined below) and proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the Public Stockholders (as defined below).

The Company has entered into a Warrant Agreement, dated the date hereof (the “Warrant Agreement”), with respect to the Public Warrants, the Private Placement Warrants, the Working Capital Warrants (defined below), and any Warrants that the Company may issue in connection with or following the Business Combination, including the Forward Purchase Warrants (defined below), with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement, pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants.

The Company has entered into a Subscription Agreement, dated as of January 13, 2021 (the “Founder’s Purchase Agreement”), with Northern Genesis Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 4,312,500 shares of Common Stock (the “Founder Shares”), for an aggregate purchase price of $25,000. Up to 562,500 Founder Shares are subject to forfeiture depending on the extent to which the Underwriters purchase the Additional Units. The Founder Shares are substantially identical to the Public Shares, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

The Company has entered into a Subscription Agreement, dated the date hereof (the “Warrant Purchase Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.5 to the Registration Statement, pursuant to which the Sponsor agreed to purchase an aggregate of 3,166,667 Warrants (or up to 3,466,667 Warrants if the over-allotment option is exercised in full), at a price of $1.50 per Warrant (the “Private Placement Warrants”), each entitling the holder to purchase one share of Common Stock for $11.50 per share. The Private Placement Warrants are substantially similar to the Public Warrants, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

In order to provide working capital or fund payment of transaction costs in connection with the Business Combination, the Sponsor, pursuant to the Warrant Purchase Agreement, has the right to purchase, up to an aggregate of 2,000,000 Warrants having the same terms as the Private Placement Warrants (the “Working Capital Warrants”), at a price of $1.50 per Warrant. The Sponsor, the Company’s officers or directors or any of their respective affiliates may loan funds to the Company on a non-interest basis and, at the option of the lender, may elect to cause the Company to convert up to $3,000,000 of such loans, in the aggregate, to Working Capital Warrants.

The Company has entered into a Forward Purchase Agreement, dated as of March [●], 2021 (the “Forward Purchase Agreement”), with Northern Genesis Capital III LLC (“Northern Genesis Capital”), pursuant to which the Company may elect to offer to the members of Northern Genesis Capital the right to purchase up to $75,000,000 of either (i) a number of units (the “Forward Purchase Units”), consisting of one share of Common Stock (the “Forward Purchase Shares”) and one-eighth of one warrant (the “Forward Purchase Warrants”), for $10.00 per unit, or (ii) a number of Forward Purchase Shares for $9.75 per share (together with the Forward Purchase Units, the Forward Purchase Shares and Forward Purchase Warrants contained in such Forward Purchase Units, the “Forward Purchase Securities”), upon the completion of the initial Business Combination.

The Company has entered into a Registration Rights Agreement, dated the date hereof (the “Registration Rights Agreement”), with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of the Founder Shares, the Private Placement Warrants, the Working Capital Warrants, the Forward Purchase Securities, and the shares of Common Stock issuable upon exercise of any Private Placement Warrants, Working Capital Warrants or Forward Purchase Warrants.

The Company has caused to be duly executed and delivered the letter agreements, each dated as of the date hereof (each, an “Insider Letter” and collectively, the “Insider Letters”), by and among the Sponsor and each of the Company’s officers and directors, in substantially the form filed as Exhibit 10.1 to the Registration Statement.

The Company has entered into an Administrative Services Agreement, dated as of the date hereof (the “Administrative Services Agreement” and, collectively with this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Forward Purchase Agreement, the Registration Rights Agreement and the Insider Letters, the “Transaction Documents”), with the Sponsor, in substantially the form filed as Exhibit 10.6 to the Registration Statement, pursuant to which the Company will, subject to the terms of the Administrative Services Agreement, pay to the Sponsor or its affiliate an aggregate monthly fee of $10,000 for office space, utilities, secretarial support and administrative services from the date that the Public Units are first listed on the New York Stock Exchange (“NYSE”) until the earlier of (x) the consummation of a Business Combination and (y) the Liquidation (as defined below).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-253234), including a preliminary prospectus, relating to the Public Units, the Public Shares and Public Warrants. The registration statement, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Units (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register Additional Units of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the preliminary prospectus, the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Public Units in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(d) Except for Registration Statement, the preliminary prospectus, the Prospectus and any electronic road shows furnished to the Representatives before first use, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Public Units, other than any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act.

(e) The Company has filed with the Commission a Form 8-A (file number 001-[●]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Public Units, the Public Shares and the Public Warrants, which registration is currently effective on the date hereof. The Public Units and the Public Shares and Public Warrants included therein have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(f) From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(g) As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act.

(h) The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into the Transaction Documents, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company or on the performance by the Company of its obligations under the Transaction Documents (a “Material Adverse Effect”).

(j) The Company has full right, power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Securities Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

(m) The Public Units to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the issuance of the Public Units is not subject to any preemptive or similar rights.

(n) The Public Shares included in the Public Units have been duly authorized by the Company and, when issued and delivered against payment for the Public Units by the Underwriters pursuant to this Agreement, will be duly and validly issued and delivered, will be fully paid and nonassessable, and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o) The Public Warrants included in the Public Units to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Public Units by the Underwriters pursuant to this Agreement, will be duly and validly issued and delivered, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(p) The shares of Common Stock issuable upon exercise of any Public Warrants, Private Placement Warrants, Working Capital Warrants or Forward Purchase Warrants have been duly authorized by the Company and, when issued and delivered against payment therefor pursuant to the terms of the applicable Warrants and the Warrant Agreement, will be duly and validly issued and delivered, will be fully paid and nonassessable; and such shares of Common Stock have been duly authorized by the Company and validly reserved for issuance. The holders of such shares of Common Stock will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not, and at the time such shares are issued will not be, subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such shares of Common Stock (other than such delivery at the time of issuance) has been duly and validly taken.

(q) The Founder Shares have been duly authorized by the Company and duly and validly issued and delivered, are fully paid and nonassessable, and conform to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(r) The Private Placement Warrants to be issued and sold by the Company under the Warrant Purchase Agreement, the Working Capital Warrants to be issued and sold by the Company in satisfaction of working capital loans, and the Forward Purchase Securities to be issued and sold by the Company pursuant to the Forward Purchase Agreement have been duly authorized by the Company and, when issued and delivered in the manner set forth in the Warrant Agreement or Forward Purchase Agreement, as applicable, against applicable payment therefor, will be duly and validly issued and delivered, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s) The Trust Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(t) The Warrant Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(u) The Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor and constitutes a valid and legally binding obligation of the Company and the Sponsor enforceable against the Company and the Sponsor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(v) The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor and constitutes a valid and legally binding obligation of the Company and the Sponsor enforceable against the Company and the Sponsor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(w) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(x) Each Insider Letter has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each officer and director of the Company and constitutes a valid and legally binding obligation of the Company, the Sponsor and, to the Company’s knowledge, each officer and director of the Company enforceable against the Company, the Sponsor and, to the Company’s knowledge, each officer and director of the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(y) The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(z) The Forward Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(aa) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(bb) The Company is not (i) in violation of its Amended and Restated Certificate of Incorporation or Bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or asset of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents, the issuance and sale of the securities and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Prospectus and the Prospectus will not contravene any provision of applicable law or the Amended and Restated Certificate of Incorporation or Bylaws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under each of the Transaction Documents, the issuance and sale of the securities and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Public Units, Public Shares and Public Warrants under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities or Blue Sky laws of the various states in connection with the offer and sale of the Public Units, Public Shares and Public Warrants by the Underwriters. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole, from that set forth in the Time of Sale Prospectus.

(dd) There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or the Sponsor is or may be a party or to which any of the properties of the Company or the Sponsor is or may be subject, (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(ee) The Company is not, and after giving effect to the offering and sale of the Public Units and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ff) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Public Units.

(gg) None of the Company, the Sponsor or their respective affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company, the Sponsor or their respective affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) the Company will not use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(hh) The operations of each of the Company and the Sponsor is and has been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company or the Sponsor conducts businesses, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Sponsor with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or the Sponsor, threatened.

(ii) None of the Company, the Sponsor or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or the Sponsor, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(jj) The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(kk) The Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ll) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company; (iv) no member of the Company’s management has resigned from any position with the Company; and (v) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(mm) The Company does not own or lease any property.

(nn) The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(oo) The Company possesses all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(pp) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(qq) Marcum LLP, who have certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(rr) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; and (iii) access to assets is permitted only in accordance with management’s general or specific authorization Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ss) The Company has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company which, singly or in the aggregate, has had (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company and which could reasonably be expected to have) a Material Adverse Effect.

(tt) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419,” “Principal Stockholders,” “Certain Relationships and Related Party Transactions,” “Description of Securities,” “Underwriting” and “United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Securities Act to be described in the Registration Statement or Prospectus that have not been described as required.

(uu) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Securities Act with the offer and sale of the Underwritten Units pursuant to the Registration Statement.

(vv) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the initial effective date of the Registration Statement the Company will be in compliance with, the requirements of the NYSE Listed Company Manual Section 303A.01. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the initial effective date of the Registration Statement, the Company will be in compliance with, the phase-in requirements and all other provisions of the NYSE corporate governance requirements set forth in the NYSE Listing Company Manual.

(ww) There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Units.

(xx) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(yy) All information contained in the questionnaires (the “Questionnaires”) completed by the Company and the Sponsor and, to the knowledge of the Company, the Company’s officers and directors and provided to the Underwriters, is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Company, the Sponsor or the Company’s officers and directors to become inaccurate and incorrect.

(zz) Prior to the date hereof, the Company has not identified any acquisition target and has not, nor, to its knowledge, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with respect to a possible initial Business Combination, or engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

(aaa) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor or any officer or director of the Company with respect to the sale of the Public Units hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any such officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by FINRA.

(bbb) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “underwriting compensation” as defined in Rule 5110(j)(22) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the initial effective date of the Registration Statement, other than payments to the Underwriters pursuant to this Agreement.

(ccc) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, during the period beginning 180 days prior to the initial confidential submission of the Registration Statement and ending on the initial effective date of the Registration Statement, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(ddd) Except as disclosed in the Questionnaires provided to the Representatives, to the Company’s knowledge, no officer, director or 10% or greater beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(eee) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not issued any securities, or granted any options to purchase such securities, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial confidential submission of the Registration Statement.

(fff) To the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary.

(ggg) Except as disclosed in the Questionnaires provided to the Representatives, to the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(hhh) To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Member.

(iii) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, none of the Sponsor, officers or directors of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of stockholder, officer or director of the Company, as applicable.

(jjj) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any officer or director of the Company.

(kkk) The Company has not offered, or caused the Underwriters to offer, the Public Units to any person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (ii) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(lll) Upon delivery and payment for the Public Units on the Closing Date and each Option Closing Date, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(mmm) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Units.

(nnn) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ooo) There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(ppp) The Company does not own, and since its incorporation has not owned, an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

2. Agreements to Sell and Purchase Public Units.

(a) The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Underwritten Units set forth in Schedule I hereto opposite its name at $9.80 a share (the “Purchase Price”).

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Units at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Units shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Underwritten Units but not payable on such Additional Units. The Representatives may exercise their right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Underwritten Units are to be purchased. Each purchase date must be at least one (1) Business Day after the written notice is given and may not be earlier than the closing date for the Underwritten Units or later than ten (10) Business Days after the date of such notice. Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Underwritten Units. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Units as the Representatives may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Underwritten Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Underwritten Units.

3. Terms of Public Offering.

(a) The Company is advised by the Representatives that the Underwriters propose to make a public offering (the “Offering”) of their respective portions of the Public Units as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Public Units are to be offered to the public initially at $10.00 a share (the “Public Offering Price”).

(b) In addition to the discount from the Public Offering Price represented by the Purchase Price, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Public Unit (including both Underwritten Units and Additional Units) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be paid directly to the Representatives (subject to the provisions of Section 6(jj) on behalf of the Underwriters, by the Trustee from amounts on deposit in the Trust Account (without accrued interest) by wire transfer payable in same-day funds if and when the Company consummates a Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the shares of Common Stock included in the Public Units sold pursuant to this Agreement (the “Public Stockholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee is authorized to distribute the Deferred Discount to the Public Stockholders on a pro rata basis.

4. Payment and Delivery.

(a) Payment for the Underwritten Units shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Underwritten Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March [●], 2021,1 or at such other time on the same or such other date, not later than March [●], 2021,2 as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.” Payment for the Underwritten Units shall be made as follows: $[●] of the net proceeds for the Underwritten Units (including $[●] of the Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representatives of the Underwritten Units through the facilities of The Depository Trust Company (“DTC”) or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Underwritten Units, in each case for the account of the Underwriters. The Company shall not be obligated to sell or deliver the Underwritten Units except upon tender of payment by the Representatives for all the Underwritten Units.

(b) Payment for any Additional Units shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [●], 2021,3 as shall be designated in writing by the Representatives. Payment for the Optional Securities shall be made as follows: $[●] per Additional Units (including $0.35 per Additional Unit of the Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representatives of the Additional Units through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Additional Units (or through the facilities of DTC) for the account of the Underwriters. The Company shall not be obligated to sell or deliver the Additional Units except upon tender of payment by the Representatives for all the Additional Units.

(c) The Underwritten Units and Additional Units shall be registered in such name or names and in such denominations as the Representatives shall request not later than one (1) Business Day prior to the Closing Date or the applicable Option Closing Date, as the case may be. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Underwritten Units for delivery, at least one (1) Business Day prior to the Closing Date or the Option Closing Date, as the case may be. The Underwritten Units and Additional Units shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Public Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

[1]	NTD: Insert date 2 business days or, in the event the offering is priced after 4:30 p.m. Eastern Time, 3 business days after date of Underwriting Agreement, unless otherwise agreed to between the Underwriters and the Company.
[2]	NTD: Insert date 5 business days after the date inserted in accordance with preceding footnote.
[3]	NTD: Insert date 10 business days after the expiration of the green shoe option.

(d) If the option provided for in this Section 4 hereof is not exercised prior to the Closing Date, the Company will deliver the Additional Units (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be at least two (2) Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the Purchase Price thereof to the Trust Account as described above. If settlement for the Additional Units occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for such Additional Units, and the obligation of the Underwriters to purchase such Additional Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 5 hereof.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Public Units on the Closing Date and the Additional Units on the Option Closing Date, as the case may be, to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Public Units on the Closing Date and the Additional Units on the Option Closing Date, as the case may be, are subject to the condition that the Registration Statement shall have become effective not later than [●] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Public Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date or the Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i), 5(a)(ii) and 5(a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Option Closing Date, as the case may be.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Company shall have requested and caused Husch Blackwell LLP, counsel for the Company, to have furnished to the Representatives its opinion and negative assurance letter dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Representatives, in a form reasonably satisfactory to the Representatives.

(d) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, an opinion and negative assurance letter dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Representatives, in a form reasonably satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have requested and caused Marcum LLP, independent public accountants, to have furnished to the Representatives on each of the date hereof and the Closing Date, or the Option Closing Date, as the case may be, a letter dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two (2) Business Days prior to the date hereof, the Closing Date or the Option Closing Date, as applicable.

(f) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Public Units; and no injunction or order of any federal, state or foreign court shall have been issued that would as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Public Units.

(g) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(h) The Public Units to be delivered on the Closing Date or the Option Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(i) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(j) On or prior to the date hereof, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letter, the Administrative Services Agreement and the Forward Purchase Agreement, and each of the Transaction Documents shall be in full force and effect on the Closing Date or the Option Closing Date, as the case may be.

(k) At least one (1) Business Day prior to the Closing Date or the Option Closing Date, as applicable, the Company shall have caused proceeds from the sale of the Private Placement Warrants to be deposited into the Trust Account such that the cumulative amount deposited into the Trust Account as of such Closing Date or Option Closing Date shall equal the product of the number of Public Units sold in the Offering as of such Closing Date or Option Closing Date and the Public Offering Price per Public Unit as set forth on the cover of the Prospectus.

(l) The Company shall have furnished to the Representatives a certificate signed by the Secretary or the Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, certifying (i) that the Amended and Restated Certificate of Incorporation and Bylaws of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) copies of all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(m) On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) The Company will furnish to the Representatives, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Prior to the termination of the Offering, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives with a copy for their review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representatives reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Public Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared or become effective as soon as practicable.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company will furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) The Company will not make any offer relating to the Public Units or the securities contained therein that constitutes or would constitute a free writing prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Public Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Public Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Units may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) The Company will endeavor to qualify the Public Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h) The Company will make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the initial resale thereof by the Underwriters and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(j) The Company will not, without the prior written consent of the Representatives, (x) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other securities, Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, Common Stock or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the foregoing shall not apply to the forfeiture of a portion of the Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the Company (provided that such current or future independent director transferee is subject to the Insider Letter or executes an agreement substantially identical to the Insider Letter, as applicable to directors and officers, at the time of such transfer, and provided further that to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer) and the Company may (1) issue and sell the Private Placement Warrants and the Working Capital Warrants, (2) issue and sell the Additional Units on exercise of the option provided for in Section 2 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the securities covered thereby, and (4) issue securities in connection with a Business Combination, including the Forward Purchase Securities, or (y) release the Sponsor or any officer or director from the 180-day lock-up contained in the Insider Letter.

(k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Units.

(l) The Company will use its reasonable best efforts to list, subject to notice of issuance, the Public Units, the Public Shares and the Public Warrants on the NYSE.

(m) The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(n) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(o) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Current Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2(b) hereof, the Company shall promptly, but not later than four (4) Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Additional Units and its receipt of the proceeds therefrom, unless the receipt of such proceeds are reflected in the Current Report on Form 8-K referenced in the immediately prior sentence.

(p) For a period commencing on the initial effective date of the Registration Statement and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Public Units, Public Shares and Public Warrants (or such other security into which the Common Stock may be exchanged in connection with a Business Combination) under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of a Business Combination. During such period, the Company will not deregister the Public Units, Public Shares or Public Warrants under the Exchange Act (except in connection with an exchange of the Common Stock pursuant to a Business Combination or a going private transaction after the completion of a Business Combination) without the prior written consent of the Representatives.

(q) For a period commencing on the initial effective date of the Registration Statement and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Public Shares and Public Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(r) For a period commencing on the initial effective date of the Registration Statement and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Public Shares and Public Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(s) For a period commencing on the initial effective date of the Registration Statement and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives, furnish to the Representatives (i) copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed or furnished on the Commission’s EDGAR website and publicly available will be considered furnished for the purposes of this Section 6(s).

(t) The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it or a committee of independent and disinterested members of its board of directors obtains an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, that such Business Combination is fair to the Company from a financial point of view. The Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees or compensation of any kind for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that (i) Sponsor and such officers, directors and affiliates (A) may receive up to $2,000,000 in the aggregate, and reimbursement for out-of-pocket expenses incurred by them, in connection with activities on the Company’s behalf, including related to identifying, investigating, negotiating and completing a Business Combination and (B) may be repaid loans as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) Sponsor or an affiliate of the Sponsor may receive up to $10,000 per month pursuant to the Administrative Services Agreement for office space, utilities, administrative and support services provided to the Company, none of which payments described in (i) or (ii) will be made from the proceeds held in the Trust Account prior to completion of the Business Combination.

(u) The Company will apply the net proceeds from the Offering and the sale of the Private Placement Warrants received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

(v) For a period of sixty (60) days following the effective date of the Registration Statement, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

(w) The Company shall advise FINRA, the Representatives and their counsel if it is aware that any 10% or greater stockholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Public Units.

(x) The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Time of Sale Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(y) During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the Trustee to release from the Trust Account, (i) solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes, if any, and (ii) to pay Public Stockholders who properly redeem their Public Shares (as defined below) in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company does not consummate a Business Combination within 24 months from the closing of the Offering or (B) which adversely affects the rights of Public Stockholders. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (net of taxes payable thereon in accordance with the preceding sentence)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination and the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(z) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable pursuant to the Forward Purchase Agreement or upon the exercise of any of the Public Warrants, Private Placement Warrants, Working Capital Warrants or Forward Purchase Warrants.

(aa) Prior to the earlier of the consummation of a Business Combination and the Liquidation, the Company shall not issue (other than in replacement for lost, stolen or mutilated certificates) any shares of Common Stock, Warrants or any options or other securities convertible into shares of Common Stock, or any preferred stock, in each case, that (i) receive funds from the Trust Account or (ii) vote as a class with the Public Shares (A) on any initial Business Combination or (B) to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to (x) extend the time the Company has to consummate a Business Combination beyond 24 months from the Closing Date or (y) amend the foregoing provisions prior to consummation of a Business Combination.

(bb) Prior to the earlier of the consummation of a Business Combination and the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(cc) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(dd) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) The Company will use commercially reasonable efforts to effect and maintain the listing of (i) the Public Units, Public Shares and Public Warrants on the NYSE (or another national securities exchange) until the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, and (ii) the Pubic Shares (or securities issued in exchange therefor) on the NYSE (or another national securities exchange) until five (5) years from the date of the consummation of the Business Combination.

(ff) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the rules of the NYSE.

(gg) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation.

(hh) The Company, subject to any applicable provision of the Company’s Amended and Restated Certificate of Incorporation, may consummate the initial Business Combination and conduct redemptions of Public Shares for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the shares of Common Stock held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by (B) the total number of Public Shares then outstanding. If, however, a stockholder vote is required by law or applicable stock exchange listing requirement in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, each of the Sponsor and the Company’s directors and officers has agreed to vote all of the Founder Shares and Public Shares it then holds, if any, in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) interest income earned on the funds held in the Trust Account (which interest shall be net of any taxes payable), divided by (II) the total number of Public Shares then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the stockholders at a duly held stockholders meeting, or such greater vote as may be required by law or applicable stock exchange listing requirement, are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who validly and affirmatively requested such redemption. Only Public Stockholders who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Certificate of Incorporation, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four months from the closing of the Offering (or such later date as has been approved pursuant to a valid amendment to the Company’s Amended and Restated Certificate of Incorporation), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) Business Days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding Public Shares shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation from funds in the Trust Account with respect to any other shares of capital stock of the Company. The Sponsor and the Company’s officers and directors have agreed that they will not propose any amendment to the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four months from the closing of the Offering or (B) which adversely affects the rights of Public Stockholders, unless the Company offers to the Public Stockholders the right to redeem their Public Shares in connection with such amendment, as described in the Time of Sale Prospectus and the Prospectus.

(ii) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (a “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of an initial Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(jj) Upon the consummation of the initial Business Combination, the Company will direct the Trustee to pay the Representatives, on behalf of the Underwriters, the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the time period required by its Amended and Restated Certificate of Incorporation, the Deferred Discount will not be paid to the Representatives and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(kk) Upon the earlier to occur of the expiration and termination of the Underwriters’ over-allotment option with respect to the Additional Units, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (i) [●] by (ii) a fraction, (A) the numerator of which is [●] minus the number of Additional Units purchased by the Underwriters upon the exercise of their over-allotment option, and (B) the denominator of which is [●]. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this Section 6(kk).

(ll) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the other Transaction Documents, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Public Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Public Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Public Units under state securities laws and all expenses in connection with the qualification of the Public Units for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all expenses and application fees in connection with any filing with, and clearance by, FINRA (including the reasonable fees and disbursements of counsel to the Underwriters related to such filings up to $15,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Public Units and all costs and expenses incident to listing the Public Units on the NYSE, (vi) the cost of printing certificates representing the Public Units, (vii) the costs and charges of any transfer agent, trustee, warrant agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Public Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all expenses incurred in connection with the Underwriters’ investigative background searches on the Company’s officers and directors named in the “Management” section of the Registration Statement, the Time of Sale Prospectus and the Prospectus (such amount not to exceed $28,000 in the aggregate), (x) the document production charges and expenses associated with printing this Agreement and the other Transaction Documents and (xi) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement and the other Transaction Documents for which provision is not otherwise made in this Section 6(ll). It is understood, however, that except as provided in this Section 6(ll), Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 7 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Public Units by them and any advertising expenses connected with any offers they may make.

(mm) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Public Units within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 6(j) hereof.

(nn) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(oo) The Company will deliver to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letter and the Administrative Services Agreement.

(pp) The Company will seek to have all vendors, service providers (other than its independent registered public accounting firm), prospective target businesses or other entities with which it does business enter into an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders. The Company may forego obtaining such waivers only if the Company’s management shall have determined that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information furnished on behalf of each Underwriter: the [●] paragraph[s] under the caption “Underwriting.”

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Public Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Public Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Public Units (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Public Units. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (v) any termination of this Agreement, (vi) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (vii) acceptance of and payment for any of the Public Units.

8. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Public Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Public Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Underwritten Units set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Public Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwritten Units and the aggregate number of Underwritten Units with respect to which such default occurs is more than one-tenth of the aggregate number of Underwritten Units to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Underwritten Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the Offering contemplated hereunder.

10. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Public Units, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Public Units.

(a) The Company acknowledges that in connection with the offering of the Public Units: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Public Units.

11. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Business Combination” means a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses involving the Company; and (d) the term “Liquidation” means the distributions of the Trust Account to the Public Stockholders in connection with the redemption of the Common Stock held by the Public Stockholders pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, if the Company fails to consummate a Business Combination with the time period provided therein.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(a) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts; Electronic Signatures. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no. (212) 214-5918); and TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Equity Syndicate Desk, and if to the Company shall be delivered, mailed or sent to 4801 Main Street, Suite 1000, Kansas City, Montana 64112.

Very truly yours,

Northern Genesis Acquisition Corp. III

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co.  LLC

Wells Fargo Securities, LLC

TD Securities (USA) LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

Name:
Title:

By:	Wells Fargo Securities, LLC

Name:
Title:

By:	TD Securities (USA) LLC

Name:
Title:

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